UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective July 1, 2015, Western Capital Resources, Inc. acquired the businesses of Restorers Acquisition, Inc., a Delaware corporation, J&P Park Acquisitions, Inc., a Delaware corporation, and J&P Real Estate, LLC, a Delaware limited liability company, by completing a merger and contribution transaction. Restorers Acquisition owns the Van Dyke’s Restorers brand business, an online retailer of home and furniture restoration products, J&P Park Acquisitions owns and operates the Park Seed online seed store, Wayside Gardens online and Jackson & Perkins online, and J&P Real Estate owns and operates certain related real estate properties.

The Merger and Contribution Agreement governing the transaction was entered into on June 9, 2015 by Western Capital, WCRS Restorers Acquisition Co., a Delaware corporation and wholly owned subsidiary of Western Capital, Restorers Acquisition, J&P Park Acquisitions, J&P Real Estate, and other parties. The Merger and Contribution Agreement was earlier described in a Current Report on Form 8-K filed by Western Capital on June 9, 2015.

As contemplated under the Merger and Contribution Agreement, the business of Restorers Acquisition was acquired through a triangular merger and all of the ownership interests in each of J&P Park Acquisitions and J&P Real Estate were acquired through contributions of such ownership interests by their respective holders. In exchange for the foregoing, Western capital issued to the holders of common equity of Restorers Acquisition, J&P Park Acquisitions and J&P Real Estate approximately 3,500,000 shares of Western Capital common stock representing approximately 37% of the total issued and outstanding common stock of Western Capital after consummation of the merger and contribution transaction.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2015, and in connection with the merger and contribution transaction described in Item 1.01 above, Gay A. Burke resigned from her position as a director of Western Capital. On that same day, the Board of Directors of Western Capital appointed Kevin Kuby to the board vacancy created by the resignation of Ms. Burke.

Mr. Kuby, age 47, is and has been since 2012 a Managing Director in Restructuring at Blackstreet Capital Management, LLC. Mr. Kuby has worked in the turnaround and restructuring industry for over 17 years. He has worked across a wide variety of industries developing and implementing restructuring strategies for financially distressed clients. Prior to joining Blackstreet Capital, from 2008 to 2012, Mr. Kuby worked for Alvarez & Marsal in their restructuring practice, where he held various positions including Managing Director. Mr. Kuby also previously worked for FTI Consulting from 2002 to 2008, most recently as Senior Managing Director, and for PricewaterhouseCoopers in their business restructuring practice from 1998 to 2002, most recently as Director.

Mr. Kuby received an MBA from the University of Chicago and a B.A. in Economics from the University of Illinois – Urbana / Champaign.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: July 1, 2015	By:	/s/ John Quandahl
John Quandahl
Chief Executive Officer